Exhibit 99.1

                                                Contact:
                                                Susan Hickey
                                                NetRatings, Inc.
                                                212-703-5909
                                                shickey@netratings.com

             NETRATINGS ANNOUNCES FOURTH QUARTER AND YEAR-END 2004

                                FINANCIAL RESULTS

     New York, March 10, 2005 - NetRatings, Inc. (NASDAQ: NTRT), the global standard for Internet audience measurement and analysis, today announced financial results for the fourth quarter and year-end Dec. 31, 2004.

     Revenues for the fourth quarter of 2004 were $15.9 million, a 37 percent increase over revenues of $11.6 million for the fourth quarter of 2003. Revenues for the year-ended Dec. 31, 2004 were $59.3 million, up 43 percent compared to revenues of $41.4 million in 2003. Revenue growth during the year was driven by sales in new and existing products and the Red Sheriff acquisition completed in early 2004.

     In accordance with generally accepted accounting principles (GAAP), net loss for the fourth quarter of 2004 was $2.3 million, or $0.07 per share, on approximately 35.3 million shares, compared with a net loss of $7.3 million, or $0.21 per share, on approximately 33.9 million shares, in the fourth quarter of 2003. Net loss for the full year 2004 was $17.4 million, or $0.50 per share, on approximately 34.6 million shares, compared with a net loss of $25.1 million, or $0.74 per share, on approximately 33.8 million shares in 2003.

     On an EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation), the company reported a fourth quarter 2004 loss of $950,000, or $0.03 per share, compared to an EBITDA loss in the fourth quarter of 2003 of $4.3 million, or $0.13 per share. EBITDA loss for the full year 2004 decreased to $6.2 million, or $0.18 per share, from an EBITDA loss of $14.1 million, or $0.42 per share, in 2003. A complete reconciliation of GAAP results to EBITDA results may be found in the accompanying financial tables and footnote.

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     "During 2004,  NetRatings  reported  continued  improvement  in revenue and operating performance; executed on a number of strategic product launches including MegaPanel(R) and Homescan Online; completed the acquisition and integration of Red Sheriff; and strengthened a number of key client metrics," said William Pulver, president and CEO, NetRatings. "We ended the year with 1,429 clients globally, up from 1,098 at the end of 2003, and reported a quarterly client renewal rate of 80 percent, up from 74 percent in the fourth quarter of 2003," continued Mr. Pulver. "We are seeing early success with our new products and look forward to building on this momentum as we drive toward profitability in 2005."

Guidance

     For the first quarter ending March 31, 2005, NetRatings is projecting the following:

     - Revenue is expected to be between $16.1 million and $16.4 million
     - Net loss per share on a GAAP basis is expected to be between $0.07 and $0.09
     - EBITDA loss per share is expected to be between $0.03 and $0.05

     For the full year 2005, NetRatings is projecting the following:

     - Revenue is expected to be between $69 million and $73 million
     - Net loss per share on a GAAP basis is expected to be between $0.42 and $0.48
     - EBITDA loss per share is expected to be between $0.10 and $0.16

Fourth Quarter/Year-End 2004 Conference Call
Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its fourth quarter and FY 2004 results and 2005 business outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.netratings.com to listen to the conference call via live Webcast.

About NetRatings
NetRatings, Inc. (NASDAQ: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com

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Safe Harbor Statement
This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2003 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.

                                      ###




NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)


                                                        Three Months Ended      Twelve Months Ended
                                                           December 31,              December 31,
                                                        2004         2003          2004         2003
                                                     ---------    ---------     ---------     ---------
                                                     unaudited    unaudited     unaudited
Revenue                                              $ 15,932     $ 11,599      $ 59,294      $ 41,432

Cost of revenue(exclusive of the amortization of
stock-based compensation reported below)                5,467        6,048        23,057        20,476

                                                     ---------    ---------     ---------     ---------
Gross profit                                           10,465        5,551        36,237        20,956
                                                     ---------    ---------     ---------     ---------

Operating expenses:
            Research and development                    2,624        2,892        12,029         9,998
            Sales and marketing                         5,687        4,711        22,801        17,125
            General and administrative                  3,676        3,005        12,588        10,539
            Restructuring expenses                          -            -         (525)             -
            Litigation settlement recovery                  -            -       (1,800)             -
            Amortization of intangibles                   781          970         3,742         3,898
            Amortization of stock-based
            compensation                                  759        2,276         7,587         9,105
                                                     ---------    ---------     ---------     ---------
                 Total operating expenses              13,527       13,854        56,422        50,665
                                                     ---------    ---------     ---------     ---------
Loss from operations                                   (3,062)      (8,303)      (20,185)      (29,709)

Equity in earnings of joint ventures                       48           83           129            66
Interest income, net                                      776          812         2,879         4,053
Minority interest in losses(gains) of
consolidated subsidiaries                                (73)          132          (242)          455
                                                     ---------    ---------     ---------     ---------
Net loss                                             $ (2,311)    $ (7,276)     $(17,419)     $(25,135)
                                                     =========    =========     =========     =========

Basic and diluted net loss
per common share                                     $  (0.07)    $  (0.21)     $  (0.50)     $  (0.74)
                                                     =========    =========     =========     =========


Shares used to compute basic and diluted

net loss and EBITDA net loss per common share           35,307       33,934        34,637        33,792
                                                     =========    =========     =========     =========

EBITDA Reconciliation (1)
-------------------------
Net loss                                             $ (2,311)    $ (7,276)     $(17,419)     $(25,135)
Less:
Interest income, net                                     (776)        (812)       (2,879)       (4,053)
Depreciation                                              559          521         2,763         2,132
Amortization of intangibles                               781          970         3,742         3,898
Amortization of stock-based compensation                  759        2,276         7,587         9,105
                                                     ---------    ---------     ---------     ---------
EBITDA                                               $   (948)    $ (4,321)     $ (6,206)     $(14,053)
                                                     ---------    ---------     ---------     ---------

EBITDA loss per common share                         $  (0.03)    $  (0.13)     $  (0.18)     $  (0.42)
                                                     =========    =========     =========     =========

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(1) EBITDA reflects net income/loss  excluding interest  income/expense,  taxes, depreciation, and amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance. NetRatings provides results, guidance and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. NetRatings excludes depreciation and amortization of intangibles and stock-based compensation as they are non-cash charges. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.


Reconciliation of net loss per share to EBITDA per share for first quarter and full year 2005 guidance

                                Three months ending              Year ending
                                   March 31, 2005               Dec. 31, 2005
                                   --------------               -------------
Net loss                         $ (0.07)     $ (0.09)     $ (0.42)   $  (0.48)
Adjustments:
  Interest income, net             (0.02)       (0.02)       (0.06)      (0.06)
  Depreciation                      0.04         0.04         0.10        0.10
  Amortization of intangibles       0.02         0.02         0.08        0.08
  Amortization of stock-based
   compensation (1)                   --           --         0.20         0.20
                                 -------      -------      -------    --------

EBITDA loss per share
 guidance range                  $ (0.03)     $ (0.05)     $ (0.10)   $  (0.16)
                                 =======      =======      =======    ========

(1)The calculation of amortization of stock-based compensation includes both restricted stock to be issued in the second quarter of 2005 and the expected expensing of employee stock options beginning in the third quarter of 2005. Certain assumptions have been made in estimating these amounts and these assumptions are subject to a number of uncertainties that could cause the actual amounts to differ significantly.


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NetRatings, Inc.
Balance Sheets
(in thousands)

                                        December 31,    December 31,
                                           2004             2003
                                        -----------     -----------
                                        Unaudited
ASSETS

Current assets
Cash, cash equivalents
 & short term investments               $   197,602     $   210,039
Accounts receivable                          13,679          10,141
Other current assets                          6,129           4,491
                                        -----------     -----------
 Total current assets                       217,410         224,671

Property and equipment                        5,977           3,943
Intangibles                                  16,039          19,089
Goodwill                                     74,897          66,612
Other assets                                  1,117             936
                                        -----------     -----------
 Total assets                           $   315,440     $   315,251
                                        ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable & accrued expenses     $    20,612     $    26,807
Deferred revenue                             12,418          10,777
Restructuring liabilities                       625           1,711
                                        -----------     -----------
 Total current liabilities                   33,655          39,295

Restructuring liabilities, less
current portion                                 799           1,680
                                        -----------     -----------
Total liabilities                            34,454          40,975

Minority interest                               548             222

Stockholders' equity                        280,438         274,054
                                        -----------     -----------
 Total liabilities and
  stockholders' equity                  $   315,440     $   315,251
                                        ===========     ===========

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